Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shuang Wang, the Chief Executive Officer of Ninetowns Internet Technology Group Company Limited (the “Registrant”), has executed this certification in connection with the filing with the U.S. Securities and Exchange Commission of the Registrant’s Annual Report on Form 20-F for the Fiscal Year ended December 31, 2006 (the “Report”).

The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 16, 2007

By: /s/ Shuang Wang
Name:	Shuang Wang
Title:	Chief Executive Officer